UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

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                            ARMSTRONG HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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
ARMSTRONG

                     ARMSTRONG FILES PLAN OF REORGANIZATION
                               IN CHAPTER 11 CASE

LANCASTER, PA (NOVEMBER 4, 2002) Armstrong World Industries, Inc. (AWI) has filed a Plan of Reorganization with the U.S. Bankruptcy Court in Delaware in its Chapter 11 reorganization case. The Plan is supported by the asbestos personal injury claimants' committee, the representative for future asbestos personal injury claimants and the unsecured creditors' committee. The filing represents a critical step forward in the resolution of the company's reorganization efforts. The Plan will only become effective after a vote of various classes of creditors and with the approval of the Court.

           "Armstrong entered into Chapter 11 to use the court-supervised process to resolve its liability for asbestos personal injury claims with finality," said Armstrong Chairman and CEO Michael D. Lockhart. "We believe that the plan we have filed will accomplish that objective while serving fairly and in proper balance the interests of all stakeholders."

           Key elements of the Plan provide for:

           o Creation of a trust for the benefit of present and future asbestos personal injury claimants, which will assume all of the company's obligations to those claimants;

           o The distribution of new common shares and notes of the reorganized company and available cash (after reserving $100 million to fund ongoing operations and making provisions for amounts required to be paid in connection with the Plan), referred to as the "Plan Consideration," to the trust and to unsecured creditors;

           o The notes to be issued by the reorganized company will total at least $775 million in principal amount, which will be increased to the extent that available cash to be distributed under the Plan is less than $350 million;

           o The assignment to the trust of certain rights to insurance coverage of the company;

           o A mechanism to resolve asbestos property damage claims through insurance proceeds;

           o A class of "convenience claims," general unsecured claims of $10,000 or less (other than debt securities), which will be paid 75% of their allowed claims in cash; and

           o Cancellation of the existing common stock of AWI and the potential distribution to the stockholders of Armstrong Holdings, Inc. (AHI) (NYSE:ACK), AWI's parent company, if they approve a dissolution of AHI, of warrants for 5 percent of the common shares of the reorganized company, which are expected to have a value of approximately $40 - 50 million. The stockholders of AHI are not entitled to vote on the proposed Plan. If the Plan is implemented, the only value that will be retained by stockholders of AHI is the potential to receive their ratable share of the warrants if the dissolution of AHI is approved.

           The Plan sets out a process for determining the portion of the Plan Consideration to be received by the asbestos personal injury trust and by the holders of unsecured creditor claims (other than asbestos personal injury and property damage claims). The class of unsecured creditors would receive approximately 34.43% of the new common stock of AWI and approximately 35.5% of the new notes and available cash, which would be allocated among the unsecured creditors pro rata according to the amount of their allowed claims. The value of the distribution which unsecured creditors receive will depend principally on the value of the shares to be distributed to them and is not fixed by the Plan as a percentage of their claims. The asbestos personal injury trust will receive the portion of the Plan Consideration that is not distributed to the class of unsecured creditors.

           The Plan is available on a new Web site, www.armstrongplan.com, where additional information will also be posted as it becomes available. A proposed Disclosure Statement regarding the Plan will be filed with the Bankruptcy Court by AWI. No date has been set for the required Bankruptcy Court hearing on the Disclosure Statement. Votes on the Plan may not be solicited until the Court approves the Disclosure Statement.

           Armstrong Holdings, Inc. is the parent company of Armstrong World Industries, Inc. AHI became the publicly-held holding company of AWI on May 1, 2000. Stock certificates that formerly represented shares of AWI were automatically converted into certificates representing shares of AHI. AHI has no significant assets or operations apart from its equity interest in AWI. In connection with the implementation of AWI's Plan, the dissolution and winding up of AHI will be proposed for approval by AHI's shareholders. Further information regarding this matter will be provided to AHI's shareholders at the appropriate time.

           AWI is a global leader in the design and manufacture of floors, ceilings and cabinets. In 2001, Armstrong's net sales totaled more than $3 billion. Founded in 1860, Armstrong has approximately 16,000 employees worldwide. More information about Armstrong is available on the Internet at www.armstrong.com.


           This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements provide the expectations or forecasts with respect to future events of AHI and AWI. Actual results could differ materially as a result of known and unknown risks and uncertainties and other factors, including factors relating to AWI's chapter 11 filing, such as the ultimate size of AWI's asbestos-related and other liabilities and its ability to achieve all required approvals of a plan of reorganization; claims relating to legal, environmental or tax matters discussed in our public filings which may affect the plan; changes in the competitive structures of the markets and economic growth rates in areas of the world where we do business and other risks, uncertainties and factors disclosed in AHI's and AWI's most recent reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission (SEC) which may affect the company's business or financial condition in a way that may affect the plan. We undertake no obligation to update any forward-looking statement.

           In connection with the proposed plan of reorganization, the Board of Directors of AHI contemplates proposing the dissolution and winding-up of AHI and, in such regard, AHI intends to file relevant materials with the SEC, including a proxy or consent solicitation statement with respect to approval by AHI's shareholders of the dissolution of AHI and a plan of liquidation. Because those documents will contain important information, stockholders of AHI are urged to read them, if and when they become available. When filed with the SEC, they will be available for free at the SEC's Web site, www.sec.gov. AHI stockholders will receive information at an appropriate time on how to obtain documents related to such matters for free from AHI. Such documents are not currently available.

           Directors and executive officers of AHI and its subsidiaries may be deemed to be participants in AHI's solicitation of proxies from its stockholders in connection with its proposed dissolution and winding up. Information about such directors and executive officers and their respective stock ownership and other interests is set forth in AHI's 10-K report for the fiscal year ended December 31, 2001. As of the date of this communication, none of the foregoing participants individually beneficially owns in excess of 1% of AHI's common stock. Except as disclosed in that 10-K report, to the knowledge of AHI, none of such directors or executive officers has any interest, direct or indirect, by security holdings or otherwise, in AHI. Stockholders will be able to obtain additional information regarding the interests of the participants by reading the proxy or consent solicitation statement of AHI if and when it becomes available.


                                      # # #

MEDIA CONTACT:                                         INVESTOR CONTACT:
--------------                                         -----------------
Tom Burlington                                         Deb Miller
Manager, External                                      Vice President
Corporate Communication                                Corporate Communication
(717) 396-5220                                         (717) 396-5306

                        ARMSTRONG PLAN OF REORGANIZATION
                           FREQUENTLY ASKED QUESTIONS

WHAT IS THE PLAN OF REORGANIZATION AND WHAT DOES IT MEAN FOR ARMSTRONG?

           The Plan of Reorganization is a critical step forward in the resolution of Armstrong's Chapter 11 case. The Plan provides for a mechanism to resolve Armstrong's liability for present and future asbestos personal injury claims with finality. Filing the Plan means Armstrong is on a path toward emerging from Chapter 11 and will continue operating its business as usual.

           The Plan essentially is a "new contract" among Armstrong and its creditors, which sets forth how claims, including all present and future asbestos personal injury claims, will be satisfied and discharged.


WHAT ARE THE KEY ELEMENTS OF THE PLAN?

           o Creation of a trust for the benefit of present and future asbestos personal injury claimants, which will assume all of the company's obligations to those claimants;

           o The distribution of new common shares and notes of the reorganized company and available cash (after reserving $100 million to fund ongoing operations and making provisions for amounts required to be paid in connection with the Plan), referred to as the "Plan Consideration," to the trust and to unsecured creditors;

           o The notes to be issued by the reorganized company will total at least $775 million in principal amount, which will be increased to the extent that available cash to be distributed under the Plan is less than $350 million;

           o The assignment to the trust of certain rights to insurance coverage of the company;

           o A mechanism to resolve asbestos property damage claims through insurance proceeds;

           o A class of "convenience claims," general unsecured claims of $10,000 or less (other than debt securities), which will be paid 75% of their allowed claims in cash; and

           o Cancellation of the existing common stock of AWI and the potential distribution to the stockholders of Armstrong Holdings, Inc. (AHI) (NYSE:ACK), AWI's parent company, if they approve a dissolution of AHI, of warrants for 5 percent of the common shares of the reorganized company, which are expected to have a value of approximately $40 - 50 million. The stockholders of AHI are not entitled to vote on the proposed Plan. If the Plan is implemented, the only value that will be retained by stockholders of AHI is the potential to receive their ratable share of the warrants if the dissolution of AHI is approved.

           The Plan sets out a process for determining the portion of the Plan Consideration to be received by the asbestos personal injury trust and by the holders of unsecured creditor claims (other than asbestos personal injury and property damage claims).

           The class of unsecured creditors would receive approximately 34.43% of the new common stock of AWI and approximately 35.5% of the new notes and available cash, which would be allocated among the unsecured creditors pro rata according to the amount of their allowed claims. The value of the distribution which unsecured creditors receive will depend principally on the value of the shares to be distributed to them and is not fixed by the Plan as a percentage of their claims. The asbestos personal injury trust will receive the portion of the Plan Consideration that is not distributed to the class of unsecured creditors.

           The Plan is available on a new Web site, www.armstrongplan.com, where additional information will also be posted as it becomes available. A proposed Disclosure Statement regarding the Plan will be filed with the Bankruptcy Court by AWI. No date has been set for the required Bankruptcy Court hearing on the Disclosure Statement. Votes on the Plan may not be solicited until the Court approves the Disclosure Statement.

WHAT TREATMENT DO HOLDERS OF QUARTERLY INTEREST BONDS DUE 2038 (NYSE: AKK) RECEIVE UNDER THE PLAN?

           Holders of quarterly interest bonds due 2038 (NYSE: AKK) are treated as general unsecured creditors under the Plan.


WHAT IS THE PROCESS GOING FORWARD?

           Armstrong will be filing with the Court a proposed Disclosure Statement relating to the Plan, which will be designed to provide creditors with adequate information so that they can make an informed decision when voting on the Plan.

           After the proposed Disclosure Statement is filed with the Court, the Court will hold a hearing to consider the adequacy of the proposed Disclosure Statement. Armstrong also will ask the Court to approve procedures for the solicitation of votes on the Plan.

           If the proposed Disclosure Statement is approved by the Court, the Court will set deadlines for Armstrong to distribute the Disclosure Statement and the Plan to creditors and other interested parties and for creditors to vote on the Plan.

           After the solicitation period, the Court will hold a hearing to consider confirmation of the Plan. If the Plan is confirmed and certain conditions to the Plan becoming effective are satisfied, the Plan will be consummated, and Armstrong will emerge from Chapter 11.

           At this point, Armstrong cannot predict how long this process will take.


WILL THIS SETTLEMENT LEAD TO ASBESTOS BEING BEHIND ARMSTRONG ONCE AND FOR ALL?

           The Plan provides for the establishment of a trust under section 524(g) of the Bankruptcy Code to which all present and future asbestos personal injury claims will be channeled. If the Plan is confirmed by the Court and becomes effective, all holders of present and future asbestos personal injury claims will be permanently prohibited and enjoined from asserting any such claims against Armstrong.


ARE THE TWO OTHER DEBTORS, NITRAM LIQUIDATORS, INC. AND DESSEAUX CORPORATION OF NORTH AMERICA, PART OF THE PLAN?

           The two other debtors, Nitram Liquidators, Inc. and Desseaux Corporation of North America, are not part of the Plan.


Important Information
In connection the proposed Plan of Reorganization, the Board of Directors of AHI contemplates proposing the dissolution and winding-up of AHI and, in such regard, AHI intends to file relevant materials with the SEC, including a proxy or consent solicitation statement with respect to approval by AHI's shareholders of the dissolution of AHI and a plan of liquidation. Because those documents will contain important information, stockholders of AHI are urged to read them, if and when they become available. When filed with the SEC, they will be available for free at the SEC's website, www.sec.gov. AHI stockholders will receive information at an appropriate time on how to obtain documents related to such matters for free from AHI. Such documents are not currently available.

Directors and executive officers of AHI and its subsidiaries may be deemed to be participants in AHI's solicitation of proxies from its stockholders in connection with this matter. Information about such directors and executive officers and their respective stock ownership and other interests is set forth in AHI's 10-K report for the fiscal year ended December 31, 2001. As of the date of this communication, none of the foregoing participants individually beneficially owns in excess of 1% of AHI's common stock. Except as disclosed in that 10-K report, to the knowledge of AHI, none of such directors or executive officers has any interest, direct or indirect, by security holdings or otherwise, in AHI. Stockholders will be able to obtain additional information regarding the interests of the participants by reading the proxy or consent solicitation statement of AHI if and when it becomes available.